SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 Amendment No. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 18, 2002 tds (Telemedicine) Inc..
             (Exact name of registrant as specified in its charter)



New York                                                          11-3579554
(State or other                      000-33513                    (IRS Employer
jurisdiction of                      (Commission                  Identification
incorporation)                       File Number)                 Number)

One Riverfront Plaza, Newark, NJ                                      07102
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (973) 643-7000

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      This Amendment No. 1 to the Form 8-K filed January 3, 2003 (the "Initial
8-K Report") supplements and restates the Initial 8-K Report and provides the financial and other proforma statements of tds (Telemedicine) Inc., a Delaware Corporation its wholly owned subsidiary tds (Telemedicine) Limited, an English corporation and its wholly owned subsidiary tds (Dermatology) Limited, an English corporation.

      Item 1. Changes in Control of Registrant

      On January 3, 2003, Surf Group Inc. (the "Company") issued a press release reporting that Jeffrey R. Esposito, Surf Group's former President and principal shareholder, and a majority of the shareholders of the Company, consummated the sale of an aggregate of 4,760,250 shares, or 96%, of the Company's common stock, to a group of individual purchasers from the United Kingdom. The purchasers paid an aggregate purchase price of $260,000 for the shares. The purchase agreement governing the sale, as subsequently amended to increase the purchase price by $10,000 (the "Purchase Agreement"), was executed by the parties on November 6, 2002 and the closing under the Purchase Agreement (the "Closing") occurred as of December 18, 2002. Each of the purchasers utilized personal funds to purchase the shares. A copy of the Company's press release was attached as Exhibit 99.1 to the initial Form 8-K Report.

      At the Closing, pursuant to the Purchase Agreement, the Company's existing officers and Board of Directors resigned and four persons designated by the purchasers were elected as the new officers and directors of the Company (this group is sometimes referred to herein as the "New Management Group"). The New Management Group consists of the following individuals: Keith Freeman, Roger Albert Coomber, Simon Anthony Michael Leatham and Robin Alistair Waterer.

      In addition, at the Closing, certain shareholders of the Company (other than the selling shareholders) granted to the purchasers or their assignees, an option to purchase an aggregate of 165,445 additional shares of common stock (the "Option"). Under the terms of the Option, the purchasers are entitled to purchase: (1) an aggregate of up to 45,000 shares for $.30 per share for a period of three months from the Closing; (2) an aggregate of up to 40,000 shares for $.50 per share for a period of six months from the Closing; (3) an aggregate of up to 45,000 shares for $.625 per share for a period of nine months from the Closing and (4) an aggregate of up to 35,445 shares at prices ranging from $1.125 to $3.375 per share for the period ending July 7, 2003.

      As a condition to the consummation of the Purchase Agreement, certain shareholders holding an aggregate of 4,554 shares of common stock entered into a lock-up agreement with the Company pursuant to which such shareholders agreed not to sell their shares until after July 7, 2003.

      Copies of the Purchase Agreement and the lock-up agreement are attached as Exhibits 99.2 and 99.3, respectively, to the Company's Current Report on Form 8-K dated November 6, 2002, and are incorporated by reference into this Report.

      Item 2. Acquisition or Disposition of Assets

      Prior to the closing of the Purchase Agreement, the Company distributed to its historic shareholders the shares of its wholly owned subsidiary Espos Limited which operated the retail surf clothing business in which the Company had been historically engaged.

      The Company also reported that immediately after the closing of the Purchase Agreement, the Company, its wholly-owned subsidiary Surf Group Acquisition Corp. ("Acquisition"), and tds (Telemedicine) Inc. ("TDS") completed the merger of TDS with Acquisition as a result of which TDS has become a wholly-owned subsidiary of the Company. The parties entered into an agreement and plan of merger dated as of December 18, 2002 (the "Merger Agreement") as reported in the Company's Current Report on Form 8-K dated November 14, 2002. Prior to the merger, TDS was controlled directly by the New Management Group.

      Pursuant to the Merger Agreement, the holders of TDS common stock received an aggregate of 2,994,072 shares of common stock of the Company. A majority of the TDS common stock holders consisted of the New Management Group. As a result of the consummation of the merger, the New Management Group owns approximately 66.2% of the Company's common stock.

      A copy of the Merger Agreement was attached as Exhibit 99.2 to the Initial Form 8-K Report and is incorporated by reference into this Report.

      Concurrently with the closing of the Merger Agreement, the Company completed the stock purchase agreement (the "Subsidiary Stock Purchase Agreement") with Jeffrey Esposito by which the Company's wholly owned subsidiary Pro Surf Inc. which operated the wholesale surf clothing business in which the Company has historically been engaged. The purchase price for the sale of this business was $10,000. As a result of the sale of the Company's wholesale business, the Company is engaged solely in the business of TDS.

      Upon the closing of the foregoing transactions, the Company's Board of Directors declared a forward stock split to be effective December 30, 2002.

      The forward stock split was on a one into eighteen basis on the Company's issued and outstanding Common Stock, par value $.001. Every holder of record of this Company's Common Stock, as of December 30, 2002 (the "Record Date"), was issued seventeen (17) additional shares of the Company's Common Stock for each share of Common Stock held, in the name as they appear of record, There was no change in par value of the Company's Common Stock, which remained at $.001.

      As a result of the one into eighteen forward stock split, the Company had 65,521,296 post forward-split shares of Common Stock issued and outstanding as of January 6, 2003 instead of 3,640,072 pre forward-split shares. The Company continues to have 100,000,000 post forward-split shares of Common Stock authorized. The Company's CUSIP number did not change as a result of the forward stock split.

      In January 2003, the Company sold in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 an additional 486,000 shares of its Common Stock to third party investors for $18,750 to recognize previously accepted subscription agreements, the funds for which were realized by the Company only at that time. The investors were all Non-US resident private investors and the shares issued to them had affixed restrictive legends as to such shares not being registered under the Securities Act of 1933. As a result of this private placement, the Company had 66,007,296 shares of Common Stock issued and outstanding as of January 14, 2003.

      As previously reported in its definitive Schedule 14C Information Statement, the Company changed its name from Surf Group, Inc. to tds (Telemedicine) Inc. effective February 13, 2003. The Company's CUSIP number has changed to 87237Q 10 4 and its former trading symbol "SRFG" has been changed to "TDST" as a result of the name change, all effective as of February 14, 2003.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired

      The financial statements relating to TDS are set forth in Exhibit 99.3. Included herein as Exhibit 99.3 to this Form 8-K are the audited consolidated balance sheet of tds (Dermatology) Limited as of December 31, 2001, and the consolidated statements of operations and stockholders' deficit for the year ended December 31, 2001, and the notes to these audited consolidated financial statements, all in accordance with English GAAP.

      Also included herein as Exhibit 99.3 to this Form 8-K is the unaudited consolidated balance sheet of tds (Telemedicine) Limited as of December 31, 2001, the related unaudited consolidated statements of operations and stockholders' deficit for the twelve months ended December 31, 2001, and the notes to these unaudited consolidated financial statements all in accordance with US GAAP.

(b) Pro Forma Financial Information.

      The folowing documents of tds (Telemedicine) Inc. appear as Exhibit 99.4 to this Form 8-K and are incorporated herein by reference.

(i)   Unaudited Pro Forma Consolidated Balance Sheet as of December 31,
      2001;

(ii) Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2001; and

(iii) Notes to the Unaudited Pro Forma Consolidated Financial Information.

      The unaudited pro forma Consolidated financial statements attached as
Exhibit 99.4 to this Form 8-K are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the financial position or results of operations that actually would have been realized had Surf Group Inc. and tds (Telemedicine) Limited been a combined company during the specified periods. The unaudited proforma condensed combined financial statements, including the related notes, are qualified in their entirely by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes of Surf Group Inc., included in its Form 10-KSB filed with the Securities and Exchange Commission on January 29, 2003.

      (c)   Exhibits

            99.1 Company Press Release dated January 3, 2003 incorporated by reference to Initial Form 8-K Report.

            99.2 Merger Agreement dated as of December 18, 2002 incorporated by reference to Initial Form 8-K Report.

            99.3  Financial Statements.

            99.4  Pro Forma Presentation.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         tds (Telemedicine)., Inc..


                                         By: /s/ Roger Albert Coomber
                                             ------------------------------
                                         Name: Roger Albert Coomber
                                         Title:  Chief Executive Officer

Dated: March 5, 2003
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EXHIBIT INDEX

Exhibit No.                    Exhibit
-----------                    -------

99.1 Company Press Release dated January 3, 2003 [incorporated by reference to Initial Form 8-K Report filed on January 3, 2003].

99.2 Merger Agreement dated as of December 18, 2002 [incorporated by reference to Initial Form 8-K Report filed on January 3, 2003]

99.3                           Financial Statements.

99.4                           ProForma Presentation.